Exhibit 10.2

PERFORMANCE-BASED RESTRICTED STOCK

GRANT NOTICE AND AGREEMENT

RenaissanceRe Holdings Ltd. (the “Company”), pursuant to its 2010 Performance-Based Equity Incentive Plan (the “Plan”), hereby grants to Holder the number of shares of the Restricted Stock set forth below. The Restricted Stock is subject to all of the terms and conditions as set forth herein, as well as the terms and conditions of the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein shall have the same meaning as set forth in the Plan. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Grant Notice and Agreement (this “Grant Notice”), the Plan shall govern and control.

Holder:	Neill A. Currie

Date of Grant:	June 9, 2010

Number of Shares of Restricted Stock:	203,506

Definitions:	For purposes of this Grant Notice, the following definitions shall apply:

“Employment Agreement” means the Holder’s employment agreement with the Company as in effect as of the date hereof, as amended, amended and restated, or modified from time to time hereafter and which specifically refers to the provisions of this Grant Notice.

“Peer Group” means the following group of companies: Allied World Assurance Company Holdings, Ltd, Arch Capital Group Ltd., Aspen Insurance Holdings Limited, Axis Capital Holdings Limited, Endurance Specialty Holdings Ltd., Everest Re Group, Ltd., Flagstone Reinsurance Holdings Ltd., Max Capital Group Ltd., Montpelier Re Holdings Ltd., PartnerRe Ltd., Platinum Underwriters Holdings Ltd., Transatlantic Holdings Inc., Validus Holdings Ltd., and White Mountains Insurance Group Ltd.; provided, however, that if sufficient data with respect to any of such companies is not available to the Committee to calculate Total Shareholder Return for a given Performance Period, such company or companies shall not be members of the Peer Group during such Performance Period; provided further, however, that the Committee may, in its discretion, review and revise the composition of the Peer Group with respect to any Performance Period during the Committee’s first quarter meeting at the beginning of such Performance Period based on a review of the appropriateness of including or excluding any given company for comparison purposes.

“Performance Period” means (i) with respect to Tranche 1, calendar year 2010, (ii) with respect to Tranche 2, calendar year 2011, (iii) with respect to Tranche 3, calendar year 2012, and (iv) with respect to Tranche 4, calendar year 2013.

“Retirement Eligibility Date” shall have the meaning given to it in the Employment Agreement.

“Service Period” means the period commencing on the Date of Grant and ending on (i) December 31, 2011, with respect to each of Tranche 1 and Tranche 2, or (ii) December 31, 2013, with respect to each of Tranche 3 and Tranche 4.

“Total Shareholder Return” means the total shareholder return of the Company or a given member of the Peer Group during any period, as determined by the Committee in its sole discretion; provided, however, that, with respect to a given Performance Period, the Committee shall apply the same methodology to the calculation of Total Shareholder Return of the Company as it applies to the calculation of Total Shareholder Return of each member of the Peer Group.

“Vested Amount” shall, with respect to a given Vesting Tranche, be a function of the Company’s Total Shareholder Return during the applicable Performance Period relative to members of the Peer Group, determined as follows:

	Vested Amount
Relative Total Shareholder Return	Tranche 1	Tranche 2	Tranche 3	Tranche 4
35th Percentile	0	0	0	0
50th Percentile	29,072	29,072	29,072	29,073
75th Percentile	50,876	50,877	50,876	50,877

In the event that the relative Total Shareholder Return during a given Performance Period falls between any of the stated percentile values above, the Vested Amount for the applicable Vesting Tranche shall be determined using a linear interpolation from the next lowest stated percentile value, rounded down to the next whole share. For example, if the Company’s Total Shareholder Return during a the

Performance Period for Tranche 1 is in the 40th percentile relative to the Peer Group, the Vested Amount for Tranche 1 would equal 9,690, and if the Company’s Total Shareholder Return during such Performance Period is in the 60th percentile relative to the Peer Group, the Vested Amount for such Vesting Tranche would equal 37,793. For all purposes of this Grant Notice, the Plan, the Employment Agreement, and any other agreement between the Holder and the Company, relative Total Shareholder Return in the 50th percentile among the Peer Group shall be deemed to be “target” performance, and any references in the Employment Agreement to the “Target Number” shall be references to the number of shares in the Vested Amount at “target” performance. No shares of Restricted Stock in a given Vesting Tranche shall vest if the Company’s Total Shareholder Return for the applicable Performance Period relative to the Peer Group is at or below the 35th percentile. The maximum Vested Amount for any given Vesting Tranche shall be the Vested Amount set forth for such Vesting Tranche in the table above for a Total Shareholder Return in the 75th percentile relative to the Peer Group.

“Vesting Tranche” means a vesting tranche of Restricted Stock as set forth herein.

Vesting Tranches:	“Tranche 1” shall consist of 50,876 shares of the Restricted Stock.

“Tranche 2” shall consist of 50,877 shares of the Restricted Stock.

“Tranche 3” shall consist of 50,876 shares of the Restricted Stock.

“Tranche 4” shall consist of 50,877 shares of the Restricted Stock.

Vesting Schedule:	Subject to the Holder’s continued employment with the Company or a Subsidiary through the applicable Service Period (except as otherwise provided in any other agreement between the Holder and the Company pertaining to the Restricted Stock, including the Employment Agreement), a number of shares of Restricted Stock in each given Vesting Tranche equal to the Vested Amount shall vest upon the expiration of such Service Period. Shares of Restricted Stock in a given Vesting Tranche that do not vest pursuant to the immediately preceding sentence shall be forfeited by the Holder immediately upon the expiration of the applicable Service Period.

Termination of Employment:	In the event that the Holder’s employment with the Company and all Subsidiaries terminates, shares of Restricted Stock that have not vested as of the date of such termination shall vest or be forfeited, as the case may be, in accordance with Sections 4(e)(vii), 4(e)(viii) and 4(e)(ix) of the Employment Agreement.

Change in Control:	The Restricted Stock shall vest in accordance with Section 4(e)(x) of the Employment Agreement.

Dividends on Restricted Stock:	No dividends shall be paid or accrued on the Restricted Stock prior to vesting.

Withholding and Sale of Restricted Stock Prior to Vesting:	Notwithstanding anything to the contrary herein, in the Plan, or in the Employment Agreement, to the extent the Company waives or has waived on the Retirement Eligibility Date the requirement that the Holder remain employed through the applicable Service Period for purposes of vesting in any shares of Restricted Stock, then upon and following the Holder’s Retirement Eligibility Date, the Holder may, prior to the end of the applicable Service Period, satisfy any tax withholding obligations with respect to the Restricted Stock in a given Vesting Tranche by having shares of Stock withheld from such Vesting Tranche, and further may sell Restricted Stock from such Vesting Tranche to the extent necessary to pay taxes in respect of such Vesting Tranche (after taking into account any such tax withholding), following which the balance of the shares in respect of such Vesting Tranche (and any interest in such shares) may not be sold, pledged, hedged, or otherwise transferred until the end of the applicable Service Period.

Additional Terms:

• The Restricted Stock granted hereunder shall be registered in the Holder’s name on the books of the Company, but the certificates evidencing such Restricted Stock shall be retained by the Company while the Restricted Stock remains unvested.

•	The Company shall have the right with respect to tax withholding in accordance with Section 10(d) of the Plan, the terms of which are incorporated herein by reference and made a part hereof.

•	This Grant Notice does not confer upon the Holder any right to continue as an employee.

•	This Grant Notice shall be construed and interpreted in accordance with the laws of Bermuda, without regard to the principles of conflicts of law thereof.

•	The Holder agrees that this Grant Notice and the Restricted Stock granted pursuant to the terms hereof satisfy the Company’s obligations under, and comply with the terms of, Section 4(e) of the Employment Agreement, including without limitation with respect to the number of Restricted Shares granted hereunder, the determination of which was based off of the closing price of the Stock on February 22, 2010, and to the extent of any inconsistencies between the terms of the Employment Agreement and this Grant Notice, this Grant Notice shall govern and control.

[Signatures to appear on the following page.]

THE UNDERSIGNED HOLDER ACKNOWLEDGES RECEIPT OF THIS GRANT NOTICE AND THE PLAN, AND AS AN EXPRESS CONDITION TO THE GRANT OF RESTRICTED STOCK HEREUNDER, AGREES TO BE BOUND BY THE TERMS THIS GRANT NOTICE AND THE PLAN.

RENAISSANCERE HOLDINGS LTD.		HOLDER

By:	/s/ Stephen H. Weinstein	/s/ Neill A. Currie

	Signature		Signature

Title:	SVP, General Counsel	Date:	June 9, 2010

Date:	June 9, 2010

[Signature Page to Currie Restricted Stock Agreement]